Intel Corporation
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News Release
Intel and Trump Administration Reach Historic Agreement
to Accelerate American Technology and Manufacturing Leadership

U.S. Government to make $8.9 billion investment in Intel common stock as company builds upon its more than $100 billion expansion of resilient semiconductor supply chain

SANTA CLARA, Calif.-- Intel Corporation today announced an agreement with the Trump Administration to support the continued expansion of American technology and manufacturing leadership. Under terms of the agreement, the United States government will make an $8.9 billion investment in Intel common stock, reflecting the confidence the Administration has in Intel to advance key national priorities and the critically important role the company plays in expanding the domestic semiconductor industry.

The government’s equity stake will be funded by the remaining $5.7 billion in grants previously awarded, but not yet paid, to Intel under the U.S. CHIPS and Science Act and $3.2 billion awarded to the company as part of the Secure Enclave program. Intel will continue to deliver on its Secure Enclave obligations and reaffirmed its commitment to delivering trusted and secure semiconductors to the U.S. Department of Defense. The $8.9 billion investment is in addition to the $2.2 billion in CHIPS grants Intel has received to date, making for a total investment of $11.1 billion.

“As the only semiconductor company that does leading-edge logic R&D and manufacturing in the U.S., Intel is deeply committed to ensuring the world’s most advanced technologies are American made,” said Lip-Bu Tan, CEO of Intel. “President Trump’s focus on U.S. chip manufacturing is driving historic investments in a vital industry that is integral to the country’s economic and national security. We are grateful for the confidence the President and the Administration have placed in Intel, and we look forward to working to advance U.S. technology and manufacturing leadership.”

“Intel is excited to welcome the United States of America as a shareholder, helping to create the most advanced chips in the world,” said Howard Lutnick, United States Secretary of Commerce. “As more companies look to invest in America, this administration remains committed to reinforcing our country’s dominance in artificial intelligence while strengthening our national security.”

Under the terms of today’s announcement, the government agrees to purchase 433.3 million primary shares of Intel common stock at a price of $20.47 per share, equivalent to a 9.9 percent stake in the company. This investment provides American taxpayers with a discount to the current market price while enabling the U.S. and existing shareholders to benefit from Intel’s long-term business success.

The government’s investment in Intel will be a passive ownership, with no Board representation or other governance or information rights. The government also agrees to vote with the Company’s Board of Directors on matters requiring shareholder approval, with limited exceptions.

The government will receive a five-year warrant, at $20 per share for an additional five percent of Intel common shares, exercisable only if Intel ceases to own at least 51% of the foundry business.

The existing claw-back and profit-sharing provisions associated with the government’s previously dispersed $2.2 billion grant to Intel under the CHIPS Act will be eliminated to create permanency of capital as the company advances its U.S. investment plans.

Investing in America’s Future

Intel has continued to strategically invest in research, development and manufacturing in the United States since the company’s founding in 1968. Over the last five years, Intel has invested $108 billion in capital and $79 billion in R&D, the majority of which were dedicated to expanding U.S.-based manufacturing capacity and process technology.

Intel is currently undertaking a significant expansion of its domestic chipmaking capacity, investing more than $100 billion to expand its U.S. sites. The company’s newest chip fabrication site in Arizona is expected to begin high-volume production later this year, featuring the most advanced semiconductor manufacturing process technology on U.S. soil.

Since joining the company as CEO in March, Tan has taken swift actions to strengthen Intel’s financial position, drive disciplined execution and revitalize an engineering-first culture. Today’s agreement supports the company’s broader strategy to position Intel for the future.

Strengthening the U.S. Technology Ecosystem

Intel’s U.S. investments come as many leading technology companies support President Trump’s agenda to achieve U.S. technology and manufacturing leadership.

Intel is deeply engaged with current and potential customers and partners who share its commitment to building a strong and resilient U.S. semiconductor supply chain.

Satya Nadella, Chairman and Chief Executive Officer, Microsoft: “The decades-long partnership between Microsoft and Intel has pioneered new frontiers of technology and showcased the very best of American ingenuity and innovation. Intel’s continued investment in strengthening the U.S. semiconductor supply chain, supported by President Trump’s bold strategy to rebuild this critical industry on American soil, will benefit the country and broader technology ecosystem for years to come.”

Michael Dell, Chairman and Chief Executive Officer, Dell Technologies: “The industry needs a strong and resilient U.S. semiconductor industry, and no company is more important to this mission than Intel. It’s great to see Intel and the Trump Administration working together to advance U.S. technology and manufacturing leadership. Dell fully supports these shared priorities, and we look forward to bringing a new generation of products to market powered by American-designed and manufactured Intel chips.”

Enrique Lores, President and CEO, HP: “We share Intel’s and the Trump Administration’s deep commitment to building a strong, resilient and secure U.S. semiconductor industry. Intel’s continued investment in domestic R&D and manufacturing is integral to future innovation and will strengthen the partnership between HP and Intel for years come. This is a defining moment for great American companies to lead the world in cutting-edge technologies that will shape the future.”

Matt Garman, AWS CEO: “Leading-edge semiconductors are the bedrock of every AI technology and cloud platform, making U.S. investment in this critical industry one of the most important technological, economic and national security imperatives of our time. Intel plays a vital role as one of the country’s leading chip manufacturers, and we applaud the Trump administration’s efforts to usher in a new era of American innovation in partnership with American companies.”

PJT Partners acted as Intel’s exclusive financial advisor in connection with this investment agreement.

About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

Forward-Looking Statements

This release contains forward-looking statements, including with respect to: the agreement with the U.S. government and its expected benefits, including the anticipated timing of closing and impacts to Intel’s existing agreements with the U.S. government under the CHIPS Act; Intel’s investment plans, including in manufacturing expansion projects and R&D; and the anticipated production using Intel’s latest semiconductor process technology in Arizona later this year. Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with: uncertainties as to the timing of the consummation of the transaction and the receipt of funding; Intel’s ability to effectively use the proceeds and realize and utilize the other anticipated benefits of the transaction as contemplated thereby; the availability of appropriations from the legislative branch of the U.S. government and the ability of the executive branch of the U.S. government to obtain funding and support contemplated by the transaction; the determination by the legislative, judicial or executive branches of the U.S. government that any aspect of the transaction was unauthorized, void or voidable; Intel’s ability to obtain additional or replacement financing, as needed; Intel’s ability to effectively assess, determine and monitor the financial, tax and accounting treatment of the transaction, together with Intel’s and the U.S. government’s obligations thereunder; litigation related to the transaction or otherwise; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; the timing and achievement of expected business milestones; Intel’s ability to effectively comply with the broader legal and regulatory requirements and heightened scrutiny associated with government partnerships and contracts; the high level of competition and rapid technological change in the semiconductor industry; the significant long-term and inherently risky investments Intel is making in R&D and manufacturing facilities that may not realize a favorable return; the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies; Intel’s ability to time and scale its capital investments appropriately; changes in demand for Intel’s products; macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the U.S. and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan; the evolving market for products with AI capabilities; Intel’s complex global supply chain supporting its manufacturing facilities and incorporating external foundries, including from disruptions, delays, trade tensions and conflicts, or shortages; recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting Intel’s business, the markets in which it competes and the world economy; product defects, errata and other product issues, particularly as Intel develops next-generation products and implements next-generation manufacturing process technologies; potential security vulnerabilities in Intel’s products; increasing and evolving cybersecurity threats and privacy risks; IP risks including related litigation and regulatory proceedings; the need to attract, retain, and motivate key talent; Intel’s debt obligations and its ability to access sources of capital; complex and evolving laws and regulations across many jurisdictions; fluctuations in currency exchange rates; changes in Intel’s effective tax rate; catastrophic events; environmental, health, safety, and product regulations; and other risks and uncertainties described in this release and Intel’s 2024 Form 10-K, Q1 2025 Form 10-Q, Q2 2025 Form 10-Q, and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were first made. Intel does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.